Exhibit 4.3

ANGEL OAK MORTGAGE REIT, INC.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ANGEL OAK MORTGAGE REIT, INC. (THE “COMPANY”) AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANGEL OAK MORTGAGE REIT, INC.

9.500% SENIOR NOTES DUE 2029

Certificate No. [ ]

CUSIP No.: [ ]

ISIN: [ ]

$[ ]

Angel Oak Mortgage REIT, Inc., a Maryland corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [ ] MILLION DOLLARS ($[ ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on July 30, 2029 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on October 30, 2024, to the Holder in whose name the Note is registered in the security register at the Close of Business on the preceding January 15, April 15, July 15 and October 15 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay principal, premium, if any, and interest (1) on any Notes in certificated form (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address as it appears in the security register maintained by the Registrar, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address as it appears in the security register maintained by the Registrar or (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each payment corresponding to each Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder, or (2) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [ ], 20[ ]

ANGEL OAK MORTGAGE REIT, INC.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: [ ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

[Signature Page to Global Note]

[FORM OF REVERSE SIDE OF NOTE]

ANGEL OAK MORTGAGE REIT, INC.

9.500% SENIOR NOTES DUE 2029

This Note is one of a duly authorized issue of Securities of the Company, designated as its 9.500% Senior Notes due 2029 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of July 25, 2024 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 25, 2024 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default referred to in Sections 8.1(f), 8.1(g) or 8.1(h) of the First Supplemental Indenture with respect to the Company or the Guarantor, which shall result in an automatic acceleration) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 8.1(f), 8.1(g) or 8.1(h) of the First Supplemental Indenture occurs with respect to the Company or the Guarantor, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.2 of the First Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $25 principal amount and any multiple of $25. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Article IV of the First Supplemental Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Subject to the terms and conditions of the Indenture, if a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article IV of the First Supplemental Indenture, the Company will make an offer to each Holder of the Notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that Holder’s Notes at the Repurchase Price. To exercise such right, a Holder shall deliver to the Trustee (or other Paying Agent appointed by the Company), and the Trustee (or other Paying Agent appointed by the Company) must receive, a Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the date specified in the Repurchase Right Notice, and shall deliver the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture. Holders have the right to withdraw (in whole or in part) any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XII of the Base Indenture as amended by Article VI of the First Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as otherwise expressly provided in Article VI of the First Supplemental Indenture, no recourse for the payment of the principal of, or premium, if any, or interest on, any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the First Supplemental Indenture or in any Note or the Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or the Guarantor or of any successor person thereto, and such parties shall not have any liability for any obligations of the Company under the Notes, the Guarantor under the Guarantee or the Company and the Guarantor under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This Schedule should be included only if the Note is issued in global form.

FORM OF REPURCHASE NOTICE

U.S. Bank Trust Company, National Association

U.S. Bank Global Corporate Trust

2 Concourse Parkway, Suite  800

Atlanta, Georgia 30328-5588

Telephone: (404) 898-8829

Facsimile: (404) 898-8844

Re:	Angel Oak Mortgage REIT, Inc. (the “Company”)
9.500% Senior Notes due 2029

This is a Repurchase Notice as defined in Section 5.1(a) of the First Supplemental Indenture, dated as of July 25, 2024, between the Company, Angel Oak Mortgage Operating Partnership, LP, as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “First Supplemental Indenture,” and the Base Indenture, dated as of July 25, 2024, between the Company, the Guarantor and the Trustee, as amended, modified and supplemented by the First Supplemental Indenture, the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes: ________________________

I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to Article V of the First Supplemental Indenture (integral multiples of $25 with a minimum of $25):

$_____________________

I hereby agree that the Notes will be repurchased on the Repurchase Price Payment Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed:

NOTATION OF GUARANTEE

The Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of the Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Base Indenture (as defined below) as amended by Article VI of the First Supplemental Indenture (as defined below) and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, dated as of July 25, 2024 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 25, 2024 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among Angel Oak Mortgage REIT, Inc. a Maryland corporation, Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Angel Oak Mortgage Operating Partnership, LP, as the Guarantor

By: Angel Oak Mortgage OP GP, LLC, its general partner

By: Angel Oak Mortgage REIT, Inc., its sole member

By:
Name:
Title: